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Exhibit 5.2

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

        We consent to the reference to our firm under the heading "Auditors, Transfer Agent and Registrar" in the Registration Statement (Form F-10) and related prospectus of Agnico-Eagle Mines Limited for the registration of its debt securities, common shares and warrants to purchase debt securities or common shares, and to the incorporation by reference therein of our report dated February 24, 2004 with respect to the consolidated financial statements of Agnico-Eagle Mines Limited incorporated by reference in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission and to the reference to our firm name under the heading "Experts" in the prospectus which is part of the Registration Statement.

Toronto, Canada	/s/ Ernst & Young LLP
October 27, 2004	Chartered Accountants

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CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS